LITHIA MOTORS, INC.
DEFERRAL ELECTION FORM

Non-employee directors of the Board of Directors of Lithia Motors, Inc. may use this form to elect to defer payment of their annual cash director fees pursuant to the Executive Management Non-Qualified Deferred Compensation Plan, as amended from time to time (including supplements thereto, the “Deferred Compensation Plan”) and/or the settlement of Restricted Stock Units (“RSUs”) granted under the Lithia Motors, Inc. 2013 Amended and Restated Stock Incentive Plan (“Stock Plan”), as amended from time to time, pursuant to the RSU Deferral Plan effective January 1, 2012 (the “Plan”).

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ANNUAL CASH FEE DEFERRAL ELECTION

The payment and deferral alternatives for the annual cash director fees for non-employee members of the Board of Directors of Lithia Motors, Inc. (the “Company”) for the next Board year are:
•non-deferred cash payments (default option),
•deferred cash payments under the Deferred Compensation Plan, or
•a deferred RSU grant under the Stock Plan which will be granted and vest at the same time as annual director RSU awards, but will not settle into shares until a future date specified below, or if earlier, your Separation of Service.

If you make no elections below, you will receive your full annual cash director fees in non-deferred cash.

I, being a non-employee member of the Board of Directors of the Company, hereby make the below elections with respect to my annual cash director fees for the next year of Board service commencing at the next Annual Meeting of Shareholders. If the award of annual cash director fees provide for multiple payment dates, the same percentage will be deferred with respect to each payment date.

Deferral Options for Annual Cash Fees:	Election Amount (in increments of 25%)	Deferral/Payment Timing
Non-Deferred Cash (default option)	___________% Either 0%, 25%, 50%, 75% or 100%	N/A
Deferred Cash under the Deferred Compensation Plan	___________% Either 0%, 25%, 50%, 75% or 100%
Deferral Election: I elect to defer payment to the date(s) specified below, or if earlier, my Separation from Service.

Specified Dates: Subject to my Deferral Election above: I elect to defer payment to a fixed date that is__________ year(s) from the last date the deferred cash (or any portion thereof) is originally scheduled to be paid or the deferred RSU grant (or any portion thereof) is originally scheduled to vest (the “Fixed Date”). This election must be a whole number that is no less than 2 and no more than 10 years. Following this Fixed Date, payments shall be made in:

A lump sum,

Annual installments over a fixed period of 5 years, starting on the January 1 that coincides with or next follows the Fixed Date specified above, or

Annual installments over a fixed period of 10 years, starting on the January 1 that coincides with or next follows the Fixed Date specified above.

For clarity, if you elect a Fixed Date and/or installment payments and experience a Separation from Service before the Fixed Date and/or after payment of the installments commences but before all installments have been paid, you shall instead receive all remaining payments as a lump sum payment in connection with your Separation from Service.

Deferred RSU Grant (vesting quarterly, but settled in accordance with these elections)	___________% Either 0%, 25%, 50%, 75% or 100%
TOTAL	Must Equal 100%

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I understand the following:

•If I elect to receive deferred cash under the Deferred Compensation Plan:

oI will receive my account balance under the Deferred Compensation Plan in cash in a lump sum or a series of installment payments as specified above, taxable as ordinary income, as soon as practicable (and in no event later than thirty (30) days) following the applicable date(s) above or, if earlier, my “Separation from Service” within the meaning under Section 409A of the Internal Revenue Code. A “Separation from Service” generally will be the date my service as a member of the Board of Directors of the Company terminates.

•If I elect to receive an RSU grant:

oMy RSUs will be granted at the same time as my annual RSU grant, following the Annual Meeting of Shareholders, subject to approval by the Board. The number of shares underlying my grant will be determined using the same method used to determine the number of shares under my annual RSU grant.

oMy RSU grant will vest quarterly at the same time as my annual RSU grant, but will not settle into shares of the Company’s common stock until, or as soon as practicable after, the applicable date(s) specified above or, if earlier, my Separation from Service; provided however, such settlement shall occur no later than sixty (60) days after the applicable date specified above or, if earlier, my Separation from Service.

oDividend equivalents will not accrue on the RSU grant until the RSUs settle into shares.

oReceipt of shares of the Company’s common stock pursuant to the RSU grant will be taxed as ordinary income to me based on the closing value of the shares on the date the RSU grant is settled and I receive shares of the Company’s common stock.

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ANNUAL EQUITY GRANT DEFERRAL

The settlement and deferral alternatives for the annual equity grant for non-employee members of the Board of Directors of the Company for the next Board year are:
•a non-deferred RSU grant under the Stock Plan which will be granted in the normal course, and vest over the course of the Board service year (default option), or
•a deferred RSU grant under the Stock Plan which will be granted and vest at the same time as a non-deferred annual RSU award, but will not settle into shares until a future date specified below or your Separation from Service.
If you make no elections below, you will receive your full annual equity award in non-deferred RSUs, subject to approval by the Board.

I, being a non-employee member of the Board of Directors of the Company, hereby make the below elections with respect to any annual equity grant under the Stock Plan that is granted to me following the next Annual Meeting of Shareholders for the year of Board service commencing at the next Annual Meeting of Shareholders. If the RSU Agreement provides for multiple settlement dates, the same percentage will be deferred with respect to each settlement date.

Deferral Options for Annual RSU Grant:	Election Amount (in increments of 25%)	Deferral Timing
Non-Deferred RSU Grant (default option)	___________% Either 0%, 25%, 50%, 75% or 100%	N/A
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Deferred RSU Grant (vesting quarterly, but settled in accordance with these elections)	___________% Either 0%, 25%, 50%, 75% or 100%
Deferral Election: I elect to defer payment to the date(s) specified below, or if earlier, my Separation from Service.

Specified Dates: Subject to my Deferral Election above: I elect to defer payment to a fixed date that is__________ year(s) from the last date the deferred RSU grant (or any portion thereof) is originally scheduled to vest (the “Fixed Date”). This election must be a whole number that is no less than 2 and no more than 10 years. Following this Fixed Date, payments shall be made in:

A lump sum,

Annual installments over a fixed period of 5 years, starting on the January 1 that coincides with or next follows the fixed date specified above, or

Annual installments over a fixed period of 10 years, starting on the January 1 that coincides with or next follows the fixed date specified above.

For clarity, if you elect a Fixed Date and/or installment payments and experience a Separation from Service before the Fixed Date and/or after payment of the installments commences but before all installments have been paid, you shall instead receive all remaining payments as a lump sum payment in connection with your Separation from Service.

TOTAL	Must Equal 100%
I understand the following:

•If I do not elect to defer the settlement of my annual RSU grant, subject to approval by the Board, the RSUs will be granted following the date of the Annual Meeting of Shareholders and will vest and settle into shares over the course of the year following grant pursuant to the RSU Agreement. Further, the shares will be taxed as ordinary income on each settlement date based on the closing value of the Company’s common stock on such date, and I will receive the shares as soon as practicable after the applicable vesting date pursuant to the terms of the RSU Agreement.

•If I elect to defer the settlement of my annual RSU grant:

oSubject to approval by the Board, the annual RSU grant will be granted following the date of the Annual Meeting of Shareholders and will vest over the course of the year following grant, but will not settle into shares on the applicable vesting dates.

oInstead, the RSUs will not settle into shares of the Company’s common stock until, or as soon as practicable after, the applicable date(s) specified above, or if earlier, my Separation from Service; provided however, such settlement shall occur no later than sixty (60) days following the applicable date(s) specified above, or if earlier, my Separation from Service.

oDividend equivalents will not accrue on the RSU grant until the RSUs settle into shares.
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oReceipt of shares of the Company’s common stock pursuant to the RSU grant will be taxed as ordinary income to me based on the closing value of the shares on the date the RSU grant is settled and I receive shares of the Company’s common stock.

[signature page to follow]

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The undersigned elects to defer settlement of his or her annual cash director fees and/or restricted stock units in accordance with the Deferred Compensation Plan, the Stock Plan and the Plan and the elections set forth above. The undersigned acknowledges that this deferral election is irrevocable as of the deadline below.

You must complete this Election Form and return it to Stock@lithia.com by December 31, 2024.

Printed Name:                     . Date:             , 20__

Signature:                     SSN:

Received by the Company this         day of                 , 20__

By:

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